FLOATING RATE SENIOR SECURED NOTES DUE 1999



                             NOTE PURCHASE AGREEMENT


                                                                  March 28, 1996

BlackRock Capital Finance L.P.
345 Park Avenue
New York, New York  10154

Ladies and Gentlemen:

                  Value Property Trust, a Maryland real estate investment trust (the "Company"), hereby confirms its agreement with you (the "Purchaser") as follows:

                  1. The Notes. Subject to the terms and conditions herein contained, five of the Company's wholly-owned subsidiaries (collectively, the "Issuers"), propose to issue and sell Floating Rate Senior Secured Notes due April 1, 1999 (the "Notes"), in an aggregate initial principal amount of $67,379,000 to be issued under an Indenture, dated as of the Closing Date (as hereinafter defined), between LaSalle National Bank, as trustee (the "Trustee") and the Issuers (such indenture, which shall be substantially in the form of Exhibit A hereto, the "Indenture"). Interest will accrue on the Notes at a per annum rate equal to the LIBO Rate plus 1.375%. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

                  The Notes will be secured by the Collateral as set forth in the Indenture. The Notes will not be insured or guaranteed by any governmental agency or by any other Person or entity.

                  LaSalle National Bank will act as Trustee, Paying Agent and Registrar with respect to the Notes.

                  2. Purchase Provisions. On the basis of the rep- resentations, warranties and agreements herein contained, but subject to the terms and conditions set forth herein, the Company will cause the Issuers to sell to the Purchaser and the Purchaser agrees to purchase from the Issuers, all of the Notes at a purchase price equal to 100% of the principal amount thereof. It is also understood that the Purchaser proposes to reoffer the Notes for sale to one or more institutional purchasers (either directly or through a securitization transaction) in accordance with the terms of the Private Placement Memorandum substantially in the form of Exhibit B hereto and with such changes thereto as shall be necessary to cause it to be accurate as of its date (the "Private Placement Memorandum").

                  3. Delivery of the Notes and Payment Therefor; Origination Fee. The closing for the sale of the Notes to the Purchaser shall occur at 11 a.m., New York time, on or about April 29, 1996 (the "Closing Date") at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York. Payment of the purchase price for the Notes shall be made in Federal or similar same day available funds wired to such bank as may be designated by the Issuers to the order of the Issuers, or paid in such other manner as may be agreed upon by the Issuers and the Purchaser, against delivery of the Notes. The Closing Date and the time, place and manner of delivery of the Notes may be varied by agreement between the Purchaser and the Issuers. The Company shall pay the Purchaser, either by an offset to the purchase price or in Federal or similar same day available funds wired to such bank as may be designated by the Purchaser, an origination fee equal to $1,161,955 as follows: one-half of such origination fee is being paid to the Purchaser on the date of execution of this Agreement, and the balance of such origination fee shall be paid to the Purchaser on the Closing Date.

                  4. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:

                  (a) On the date of the Private Placement Memorandum and on the Closing Date, the Private Placement Memorandum does not and will not include any untrue statement of a material fact and does not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation shall not apply to written information furnished to the Issuers or the Company by the Purchaser specifically for use in the Private Placement Memorandum.

                  (b) The Notes and the Indenture and the Collateral Documents at the Closing Date, will have been duly and validly authorized, executed and delivered by the Issuers to the extent a party thereto, and the execution, delivery and performance thereof are within the trust or corporate powers of the Issuers, and the Indenture and the Collateral Documents, when duly executed and delivered, and the Notes, when validly authenticated, issued and delivered and paid for as contemplated hereby and by the Indenture, will constitute legal, valid and binding obligations of the Issuers to the extent a party thereto, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

                  (c) Neither the execution and delivery by the Company of this Agreement, or the execution and delivery by the Issuers, to the extent a party thereto, of the Indenture, the Collateral Documents or the Notes nor the consummation by the Company or the Issuers of the transactions therein contemplated, nor compliance by the Company or the Issuers with the provisions thereof, will as of the Closing Date (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or trust agreement or by-laws of the Company or any Issuer or any law, governmental rule or regulation or any judgment, decree or order binding on the Company or any Issuer or their respective properties, or any of the provisions of any indenture, mortgage, deed of trust, material contract or other material instrument to which the Company or any Issuer is a party or by which it is bound (except for such conflicts, breaches or defaults that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect), or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the Company's or any Issuer's properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument, except the liens created by the Collateral Documents or that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (d) All approvals, authorizations, consents, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency, body or official (except with respect to the state securities or blue sky laws of various jurisdictions) required in connection with the valid and proper authorization, issuance and sale of the Notes to the Purchaser pursuant to this Agreement and the Indenture have been or will be taken or obtained on or prior to the Closing Date.

                  (e) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act, or quoted in a United States automated interdealer quotation system.

                  (f) Assuming compliance by the Purchaser with the offering restrictions provided for herein and in the initial transferee certificate in the form of Exhibit C hereto to be delivered by the Purchaser to the Company and the Trustee pursuant to Section 5 hereof, the Notes are not required to be registered under the Securities Act and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

                  (g) The representations and warranties contained in Article 4 of each Mortgage in substantially the form attached hereto as Exhibit D will be true and correct in all material respects as of the Closing Date.

                  (h) As of the Closing Date, each of the Issuers will have acquired the related Collateral in good faith, for value and without notice of any claim against or claim to any of the Collateral on the part of any Person other than in favor of the trustee under the Indenture, dated as of September 25, 1995 (the "Existing Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Existing Trustee") and other than the mortgage on the Real Estate known as Paseo Padre and located in Freemont, California ("Paseo Padre") and claims incurred in the ordinary course of business.

                  (i) The Company does not have any actual or constructive knowledge or notice of any Lien on the Collateral contrary to the Trustee's Lien under the Collateral Documents other than the lien in favor of the Existing Trustee under the Existing Indenture and the mortgage on Paseo Padre and claims incurred in the ordinary course of business.

                  (j) As of the Closing Date, each Issuer will have the full power, authority and legal right to transfer and convey the related Collateral to the Trustee.

                  (k) Schedule I hereto lists all real property of the Company to be transferred to the Issuers on or prior to the Closing Date and the information set forth in Schedule I hereto will be true correct in all material respects as of the Closing Date.

                  (l) Immediately after the consummation of the transactions contemplated by this Agreement and the release of the mortgages securing obligations under the Existing Indenture and the mortgage on Paseo Padre, each of the Issuers will have good title to and will be the sole owners and holders of all of the related Collateral, free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended) and claims incurred in the ordinary course of business.

                  (m) As of the Closing Date, each Issuer will be solvent, and the pledge of the Collateral by each of the Issuers pursuant to the Collateral Documents will not cause any of the Issuers to become insolvent. The pledge of the Collateral by the Issuers pursuant to the Collateral Documents will not be undertaken with the intent to hinder, delay or defraud any of their respective creditors.

                  Any certificate signed by any officer of the Issuers and delivered to you or to counsel for the Purchaser in connection with the offering of the Notes to the Purchaser shall be deemed a representation and warranty as to the matters covered thereby by the Issuers to the Purchaser.

                  5. Confirmation and Undertakings of the Pur- chaser; Initial Transferee Certificate; Representations. (a) The Purchaser may offer the Notes for sale (either directly or indirectly) upon the terms and conditions set forth in the Private Placement Memorandum. The Purchaser shall pay to the Issuers on the Closing Date $24,000 of the fees and expenses relating to the structural surveys with respect to the Collateral. On the Closing Date, the Purchaser shall deliver to each of the Company and the Trustee an executed initial transferee certificate in the form of Exhibit C hereto. The Purchaser agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) it will solicit offers for the Notes only from, and will offer the Notes only to, Persons that it reasonably believes to be (x) "qualified institutional buyers" as defined in Rule 144A promulgated under the Securities Act or (y) institutional accredited investors (as defined in Rule 501(a)(1), (2), (3), (4) or (7) under the Securities Act) that, prior to their purchase of the Notes, deliver to the Purchaser a transferee certificate substantially in the form of Exhibit A-2 to the Indenture.

                  (b) The Purchaser represents and warrants that: (i) this Agreement has been duly and validly authorized, executed and delivered by it, and the execution, delivery and performance of this Agreement are within its partnership powers; (ii) this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general principales of equity; and (iii) all approvals, authorizations, consents, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency, body or official (except with respect to the state securities or blue sky laws of various jurisdictions) required in connection with the execution, delivery and performance of this Agreement by the Purchaser and the purchase of the Notes by the Purchaser pursuant to this Agreement have been or will be taken or obtained on or prior to the Closing Date.

                  6. Covenants of the Company. The Company covenants and agrees with the Purchaser that:

                  (a) If at any time prior to the date 90 days after the Closing Date any event occurs as a result of which, in the reasonable opinion of counsel for the Issuers or counsel for the Purchaser, the Private Placement Memorandum would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall cause the Issuers to promptly prepare and supply to the Purchaser an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

                  (b) The Company shall and it shall cause the Issuers to furnish to the Purchaser copies of the Private Placement Memorandum and all amendments and supplements thereto, in each case as soon as reasonably available and in such reasonable quantities as the Purchaser requests.

                  (c) The Company shall and it shall cause the Issuers to cooperate with the Purchaser in the qualification or exemption of the Notes for sale by the Purchaser as described in the Private Placement Memorandum and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue to cooperate so long as required for the initial sale of the Notes by the Purchaser, except that neither the Company nor the Issuers shall be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

                  (d) Except as otherwise provided below, each party hereto shall be responsible for its own costs and expenses prior to the Closing Date including, in the case of the Issuers, all fees and expenses attributable to preparing or modifying mortgages or transferring properties to special purpose, bankruptcy remote entities. The Company shall, and it shall cause the Issuers to, reimburse the Purchaser regardless of whether the proposed purchase of the Notes closes, for all third party out-of-pocket expenses, including legal and due diligence costs, payable on the Closing Date or, if the proposed purchase of the Notes does not close, within 10 Business Days after the Purchaser shall have determined not to proceed with the proposed purchase of the Notes; provided, however, that not more than $200,000 aggregate amount of such expenses shall be required to be reimbursed by the Issuers and the Company. The Company shall, and it shall cause the Issuers to, pay all reasonable fees and expenses of the Trustee including, without limitation, all reasonable fees and expenses of the Trustee incurred prior to the Closing Date in connection with the purchase of the Notes.

                  (e) The Company shall and it shall cause the Issuers to pay any documentary, stamp, reserve or similar issue tax or duty and any related interest or penalties on the purchase and delivery of, or otherwise in connection with, the Notes to the Purchaser.

                  7.  Conditions  of  the  Obligation  of  the  Purchaser.   The
obligation of the Purchaser to purchase and pay for the Notes will be subject to the following additional conditions precedent:

                  (a) Subsequent to the execution of this Agreement, and at the Closing Date, there shall not have occurred or exist a material adverse change in the business, operations or financial or other condition of any of the Collateral since February 2, 1996; provided, however, that if such a material adverse change shall have occurred with regard to a particular piece or pieces of Real Estate, such Real Estate shall not constitute Collateral hereunder and the Purchaser shall only be obligated to purchase and the Issuers shall only be obligated to issue and sell an aggregate amount of the Notes equal to the Allocated Note Amount relating to the portion of the Collateral not so affected.

                  (b) You shall have received the opinions shown below of, in the case of all clauses except for clause (v), Goodwin, Procter & Hoar, LLP, counsel for the Issuers and in the case of clause (v), counsel to the Trustee, in each case dated the Closing Date, substantially to the effect that:

                           (i) the execution and delivery by the Company of this
                  Agreement and the execution and delivery by the Issuers of the Indenture and the Collateral Documents are within the trust power of the Company and the trust or corporate power of the Issuers and neither the execution and delivery by the Company of this Agreement or the execution and delivery by the Issuers of the Indenture and the Collateral Documents to the extent a party thereto, nor the consummation by the Company and the Issuers of the transactions herein or therein contemplated, nor the compliance by the Company with the provisions hereof or the compliance by the Issuers with the provisions thereof, will (A) conflict with or violate, the trust agreement or certificate of incorporation or by-laws of the Company or any Issuer, (B) conflict with or result in a breach of, or constitute a default under, to the knowledge of such counsel, any of the provisions of any applicable law, governmental rule, regulation, judgment, decree or order binding on the Company, any Issuer or any of their respective properties, or to the knowledge of such counsel, any of the provisions of any agreement, indenture, loan agreement, note, lease, mortgage, material contract or other material instrument specified by such counsel in a schedule to their opinion reasonably satisfactory to the Purchaser to which the Company or any Issuer is a party or by which they are bound or (C) to the knowledge of such counsel, result in the creation or imposition of any lien, charge or encumbrance upon any of the Company's or any Issuer's property pursuant to the terms of any such agreement, indenture, loan agreement, note, lease, mortgage, material contract or other material instrument, except the liens created by the Collateral Documents;

                           (ii) there are no actions, proceedings or investigations pending or, to the knowledge of such counsel, threatened, before any court, administrative agency, governmental body or official (A) asserting the invalidity of this Agreement and the Indenture and the Collateral Documents or (B) seeking to prevent the issuance of the Notes or the consummation of the transactions contemplated in this Agreement;

                           (iii) this Agreement has been duly authorized, executed and delivered by the Company and the Indenture and the Collateral Documents have been duly authorized, executed and delivered by the Issuers to the extent a party thereto;

                           (iv) this Agreement constitutes and the Indenture and
                  the Security Agreement, when executed and delivered by the Company and the Issuers to the extent a party thereto, will constitute the valid and binding obligations of the Company and the Issuers to the extent a party thereto, enforceable in accordance with their respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to creditors' rights generally as from time to time in effect, and (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (v) the  Notes,  when  duly and  validly  authorized,
                  executed and delivered by the Trustee, and when authenticated by the Trustee in accordance with the terms of the Indenture, will be validly issued and entitled to the benefits provided by the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors, rights and remedies generally;

                           (vi) no consent, approval,  authorization or order of
                  any court or supervisory, regulatory, administrative or governmental agency, body or official pursuant to those laws, of rules and regulations of the General Corporation Law of the State of Delaware, the State of New York and of the United States of America which, in such counsel's experience, are normally applicable to transactions of the type contemplated by the Indenture and the Notes, is required in connection with the consummation of the transactions contemplated hereby and thereby, except such as may be required under the state securities or "blue sky" laws of any jurisdiction;

                           (vii) the  Indenture  is not required to be qualified
                  under the Trust Indenture Act of 1939, as amended, and neither the Company nor any Issuer is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or under the control of an investment company;

                           (viii) provided that the Notes are initially sold by the Purchaser in the manner contemplated by this Agreement and as described in the Private Placement Memorandum and assuming the accuracy of the Purchaser's representations set forth in this Agreement and the initial transferee certificate to be delivered by the Purchaser to the Company and compliance with the requirements set forth in the Indenture, the Notes are not required to be registered under the Securities Act; and

                           (ix) (A) in the event of a  bankruptcy  filing by the
                  Company, a court would not order the substantive consolidation of the Company with the Issuers, thereby pooling the assets and liabilities of the Company with the assets and liabilities of the Issuers and treating all such assets and liabilities as though the Company and the Issuers were one entity, and (B) the transfer of the Real Estate by the Company to the Issuers constitutes a true sale of such properties rather than a secured financing.

                  In rendering such opinions, such counsel may rely upon certificates of public officials and, as to matters of fact, on certificates of responsible officers of the Company, the Issuers and the Trustee. It is understood that such counsel is licensed to practice law in certain states, and that such counsel is entitled to rely upon opinions of other counsel as to matters involving the application of laws of any other state, provided that the opinions of such counsel are provided to the Purchaser. The opinion in clause (ii) above shall be based solely upon a certificate of an officer of the Company and/or the Issuers.

                  (c) You shall have received an opinion of local counsel to the Issuers, substantially in the form of Exhibit E hereto and with such changes thereto as would be acceptable to a prudent institutional lender, in each state where the Real Estate subject to the Mortgages is located.

                  (d) You shall have received a certificate of the Company, executed by the President or any Vice President of the Company, dated the Closing Date, in which such officer, to the best of his/her knowledge based upon reasonable investigation, shall state, subject to the proviso clause in Section 7(a) hereof, that the representations and warranties of the Company in this Agreement are true and correct in all material respects as if made on and as of the Closing Date, and that the Company and the Issuers have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date.

                  (e) The Purchaser shall have received (i) the original, executed and authenticated Note, and (ii) original, executed copies of the Indenture, each of the Mortgages, each of the Assignments of Leases and a Security Agreement substantially in the form of Exhibit F hereto.

                  (f) The Purchaser shall have received evidence from the Trustee satisfactory to it that the Issuers have deposited into the Debt Service Reserve Account cash in the amount equal to three (3) months of interest on the initial principal amount of the Notes.

                  (g) On or prior to the Closing Date, independent public accountants for the Issuers shall have delivered to the Issuers and the Purchaser an accountant's agreed upon procedures letter with respect to the Private Placement Memorandum satisfactory to the Purchaser.

                  (h) The Purchaser and the Trustee shall each have received certified copies of all documents evidencing action taken by the Issuers, to enable them to enter into the Indenture and the Collateral Documents to the extent a party thereto.

                  (i) The Purchaser shall have received filing receipts or other evidence of UCC-1 filings with such jurisdictions as the Purchaser shall reasonably request.

                  (j) The CUSIP Service Bureau shall have assigned a private placement number for the initial Note and the Purchaser shall have received evidence reasonably satisfactory to the Purchaser of such number.

                  (k) The Purchaser shall have received a final copy of the Private Placement Memorandum.

                  (l) The Purchaser and the Trustee shall each have received signature and incumbency certificates executed by the authorized officers of the Issuers, certifying the identities and signatures of those officers who executed the Indenture and the Collateral Documents.

                  (m) The Issuers shall have entered into, with a financial institution acceptable to the Purchaser, an interest rate protection agreement in form and substance satisfactory to the Purchaser in an amount equal to the initial principal amount of the Notes with a term of not less than three (3) years. Such protection shall be in the form of a LIBO Rate cap with an 8% strike.

                  (n) The certificate of incorporation, partnership agreement or trust agreement of each Issuer shall contain the provisions set forth on Schedule II hereto. The composition of the board of directors or trustees of each Issuer shall be made up of George R. Zoffinger, Paul McArthur, two of the current trustees of the Company and an independent director, or such other composition as shall be satisfactory to the Purchaser.

                  (o) The Purchaser shall have received from Goodwin, Procter & Hoar LLP a letter stating that they have reviewed the Private Placement Memorandum and although they have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Private Placement Memorandum no facts have come to their attention which lead them to believe that the final Private Placement Memorandum, at any time from the date thereof through the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that they express no view with respect to the financial and accounting data (including the data contained in the charts regarding the real property) included in or appended as exhibits to the Private Placement Memorandum).

                  (p) The Company shall have complied with the terms of the letter agreement dated the date hereof between the Company and the Purchaser (the "Side Letter"), and each Issuer shall have Clean Title (as such term is defined in, and subject to, the Side Letter) to the related Real Estate.

                  If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement (subject to the proviso clause contained in Section 7(a) hereof), this Agreement and all obligations of the Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Issuers in writing or by telephone or telegraph confirmed in writing.

                  8. Conditions of the Obligation of the Company and the Issuers. The obligation of the Company and the Issuers to issue the Notes will be subject to the following conditions precedent:

                           (i) the accuracy of the  Purchaser's  representations
                  and warranties contained in the initial transferee certificate to be delivered by the Purchaser to the Company and the Trustee pursuant to Section 5 hereof;

                           (ii)  the   performance   by  the  Purchaser  of  its
                  obligations hereunder;

                           (iii) the release of the Liens created under the Existing Indenture and the mortgage on Paseo Padre; and

                           (iv) no  judgment,  order or decree  shall  have been
                  entered prohibiting the purchase of the Notes by the Purchaser hereunder.

                  9.  Indemnification and Contribution.

                  (a) The Company agrees to, and it agrees to cause the Issuers to, indemnify and hold harmless the Purchaser, each of its directors, each of its officers and each Person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, expenses, damages or liabilities, joint or several, to which the Purchaser or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Private Placement Memorandum, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading; and will reimburse the Purchaser and each such controlling Person for any legal or other expenses reasonably incurred by the Purchaser or such controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Issuers nor the Company will be liable in any such case to the extent (i) that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made in any of such documents in reliance upon and in conformity with written information furnished to the Issuers or the Company by the Purchaser specifically for use therein, (ii) the Private Placement Memorandum was not delivered to the Person asserting any such loss, claim, damage, liability or action,
         (iii) the Private Placement Memorandum was amended or supplemented prior to the assertion of any such loss, claim, damage, liability or action and not delivered to the Person making the assertion prior to the assertion or (iv) the Person asserting the loss, claim, damage, liability or action was delivered a Private Placement Memorandum after the Company or the Issuers shall have informed the Purchaser that the Private Placement Memorandum was no longer accurate. This indemnity agreement will be in addition to any liability that the Issuers or the Company may otherwise have.

                  (b) The Purchaser agrees to indemnify and hold harmless the Issuers, the Company, each of their respective trustees and/or directors, each of their respective officers and each Person, if any, who controls the Issuers or the Company within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, expenses, damages or liabilities to which the Issuers or the Company or any such director, officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Private Placement Memorandum, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent (i) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers or the Company by the Purchaser specifically for use therein, (ii) the Private Placement Memorandum was not delivered to the Person asserting any such loss, claim, damage, liability or action, (iii) the Private Placement Memorandum was amended or supplemented prior to the assertion of any such loss, claim, damage, liability or action and not delivered to the Person making the assertion prior to the assertion or (iv) the Person asserting the loss, claim, damage, liability or action was delivered a Private Placement Memorandum after the Company or the Issuers shall have informed the Purchaser that the Private Placement Memorandum was no longer accurate; and will reimburse any legal or other expenses reasonably incurred by the Issuers or the Company or any such director, officer or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Purchaser may otherwise have.

                  (c) Promptly after receipt by an indemnified  party under this
         Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Agreement unless such indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume (at its own expense) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party under this Section 9 of its election so to assume the defense thereof, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded after being so advised by counsel that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties and the indemnifying party shall continue to be liable for such expenses (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser in the case of paragraph (a) of this Section 9 and approved by the Company in the case of paragraph (b) of this Section 9). Notwithstanding anything else herein to the contrary, any indemnifying party under this Section 9 shall only be liable for legal expenses to the extent that such expenses of counsel incurred pursuant to the preceding sentence are reasonable in amount for the services provided and shall not be liable for any settlement payments to be made by any indemnified party except to the extent that such payments have been approved in writing by the indemnifying party.

                  (d) If recovery is not available under the foregoing indemnification provisions of this Section 9, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to the amount paid or payable by such indemnified party as a result of the losses, claims, expenses, damages or liabilities referred to in Section 9(a) or (b) above, except to the extent that the indemnified party is guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering and resale of the Notes (taking into account the portion of the proceeds of the offering and resale realized by each), whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, the Company or the Purchaser, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any untrue statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Purchaser agree that it would not be equitable if the amount of such contribution were to be determined by pro rata or per capita allocation or by any other method that does not take account of the equitable considerations referred to in the second sentence of this subsection (d). Notwithstanding the provisions of this subsection (d), neither the Purchaser nor any Person controlling the Purchaser shall be obligated to make contribution hereunder that in the aggregate exceeds the difference between (x) the purchase price paid by the Purchaser to the Issuers for the Notes and (y) the aggregate price received by the Purchaser in connection with any subsequent resale of the Notes.

                  10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company herein or of the Company and the Issuers in certificates delivered pursuant hereto and of the Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser or any controlling Person or by or on behalf of the Issuers or the Company or any of their respective officers, directors or any controlling Persons, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Purchaser is not consummated after execution of this Agreement, the Issuers, the Company and the Purchaser shall be responsible for expenses as provided in Sections 6(d) and (e) hereof, and the respective obligations of the Issuers, the Company and the Purchaser pursuant to Section 9 hereof shall remain in effect.

                  11. Notices. All notices given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (a) if to any Issuer or the Company, at 120 Albany Street, 8th Floor, New Brunswick, New Jersey 08901, Attention: George R. Zoffinger, with a copy to Goodwin, Procter & Hoar, LLP, Exchange Place, Boston, Massachusetts 02109-2881,
Attention: Laura C. Hodges Taylor, P.C., or (b) if to the Purchaser, at 345 Park Avenue, New York, New York 10154, Attention: Randal A. Nardone, or in each case to such other address as the Person to be notified may have requested in writing.

                  12. Successors. The Agreement herein set forth has been and is made solely for the benefit of the Purchaser, its successors and assigns and the Company, and the other controlling Persons referred to in Section 9 hereof, and no other Person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser or transferee of the Notes from you.

                  13. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAWS PROVISIONS THEREOF.

                  14. Counterparts; Integration. This Agreement may be executed in any number of counterparts, each of which shall, for all purposes, be deemed an original and all of which shall together constitute but one and the same instrument. This Agreement, along with the side letter agreement dated March 28, 1996 between the parties hereto constitute the complete agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied).

                  15. Use of Documents. The Company authorizes the Purchaser to use in connection with the sale of the Notes in accordance with the terms of the Private Placement Memorandum the executed Mortgages and Indenture identified in this Agreement.

                  16. Notices and Advertisements. The Purchaser may, following the date of the issuance of the Notes, place notices thereof or advertisements in financial and other newspapers and journals at its own expense, describing its services to the Issuers or the Company under this Agreement and the Company and the Issuers shall have the right to review and comment on any such notices or advertisements.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.


                              VALUE PROPERTY TRUST




                         By:
                                      Name:
                                     Title:


The foregoing Note Purchase Agreement is hereby confirmed and accepted as of the date first above written:


BLACKROCK CAPITAL FINANCE L.P.



By:
   Name:
   Title: